Delaware __________________ PAGE 1 The First State

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "DISTRIBUTED GENERATION PARTNERS, LLC", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF OCTOBER, A.D. 2003, AT 11:30 O'CLOCK A.M.

HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
3716136 8100 030662730	AUTHENTICATION: 2704740 DATE: 10-22-03
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State of Delaware Secretary of State Division of Corporations Delivered 11:30 AM 10/15/2003 FILED 11:30 AM 10/15/2003 SRV 030662730 - 3716136 FILE
STATE of DELAWARE LIMITED LIABILITY COMPANY CERTIFICATE of FORMATION
• First: The name of the limited liability company is Distributed Generation Partners, LLC
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Second: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19806

The name of its Registered agent at such address is ___________________ Corporation Service Company

• Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) "The latest date on which the limited liability company is to dissolve is N/A ."
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Fourth: (Insert any other matters the members determine to include herein.)

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In Witness Whereof, the undersigned have executed this Certificate of Formation of Distributed Generation this 15th day of October, 2003 .
BY: PETER E. MEIER Authorized Person(s) NAME: Peter E. Meier, Asst. Sec'y Type or Print
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OPERATING AGREEMENT DISTRIBUTED GENERATION PARTNERS, LLC

This Operating Agreement (this "Agreement"), dated as of the 19th day of September 2003 by and between Pepco Energy Services, Inc. ("PES"), a Delaware corporation, and CRM International Inc. ("CRM"), a New Jersey corporation (each such entity being individually referred to a "Member" and collectively as the "Members").

WHEREAS, PES and CRM have agreed to form and operate a jointly-owned company, Distributed Generation Partners, LLC (the "LLC"), to develop, construct, own and/or operate demand side resources (the "Project") in response to a request for proposals dated June 5, 2003 (the "Con Ed RFP") issued by Consolidated Edison Company of New York ("Con Edison"), Inc., such other similar facilities as may hereafter be agreed upon by the parties, and to undertake and perform such other lawful acts and activities as limited liability companies may engage in pursuant to the Delaware Limited Liability Company Act (the "Act");

WHEREAS, the LLC has been formed pursuant to the Act by filing on the date hereof a Certificate of Formation in the office of the Secretary of State of Delaware;
WHEREAS, PES and CRM desire to establish the terms under which the LLC will be owned, managed and operated;
NOW, THEREFORE, in consideration of the mutual covenants herein expressed, the parties hereby agree as follows:
1. Management by Members.

          (a)        The LLC shall be managed by the Members. The Members shall have the authority to (i) exercise all the powers and privileges granted by the Act or any other law or this Agreement, together with any powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the business, trade, purposes or activities of the LLC and (ii) take any other action not prohibited under the Act or other applicable law.

          (b)        Each Member shall have the right to vote, directly or by its representative(s) on the Management Committee (as defined below), its percentage interest as set forth on Schedule A. All decisions of the Members respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the LLC shall be made only by unanimous action of all of the Members evidenced by a written consent signed by each Member or by the vote of not less than one representative of both of the Members on the Management Committee as provided in (c) below.

          (c)        The Members shall form a management committee ("Management Committee") of the LLC, which shall operate in accordance with the applicable terms of this Agreement. The Management Committee shall consist of two representatives designated by  PES   and two representatives   designated by   CRM.   The Management

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Committee initially shall consist of the following persons: David Weiss and Glenn Simpson (PES representatives), and Kurt Tella and Richard Bailey (CRM representatives).

                     (i)     All powers of the LLC shall be exercised by or under the authority of the Management Committee. Decisions of the Management Committee within its scope of authority shall be binding upon the LLC and the Members.

                     (ii)    Meetings of the Management Committee shall be held at the principal place of business of the LLC or at any other place that the members of the Management Committee determine. In the alternative, meetings may be held by conference telephone, provided that each member of the Management Committee can hear and speak to the others. The presence of at least one PES representative and one CRM representative on the Management Committee shall constitute a quorum for the transaction of business. Meetings shall be held once each month, or otherwise in accordance with a schedule established by the Management Committee. In addition, any member of the Management Committee may convene a meeting thereof upon at least two (2) business days' prior written notice to the other members. The Management Committee shall act at meetings by the vote of not less than one PES representative and one CRM representative. The Management Committee also may make decisions, without holding a meeting by unanimous written consent of all of the members of the Management Committee. Minutes of each meeting and a record of each decision shall be kept by the designee of the Management Committee and shall be given to the Members promptly after the meeting or decision.

(iii) Except as otherwise determined by the Members, the members of the Management Committee shall serve without compensation from the LLC.

                     (iv)   The Members, with or without cause, at any time and from time to time and for any reason, may remove their respective representatives on the Management Committee then acting and appoint new members of the Management Committee.

                     (v)    The Management Committee may, from time to time as it deems advisable, appoint officers of the LLC (the "Officers") and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such persons. Unless the Management Committee decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. The Officers shall be subject to the general supervision and control of the Management Committee and shall carry out the policy decisions made by the members of the Management Committee. At each regular meeting of the Management Committee (and, when requested by any member thereof, at any special meeting of the Management Committee), the President or other appropriate Officers shall be present and shall report to the Management Committee on the operations of the LLC or any other matters as any member of the Management Committee may request. Any delegation of authority to the Officers may be revoked at any time by the Management Committee. An Officer may be removed at any time with or without cause by the Management Committee.

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                     (vi)   At the direction of the Management Committee, the President and other appropriate Officers shall have the full power to perform any act that an authorized person" may perform under the Act, and to execute, for and on behalf of the LLC, any and all documents and instruments which may be necessary to carry on the business of the LLC, including, without limitation, any and all deeds, contracts, leases, mortgages, deeds of trust, promissory notes, guarantees, security agreements, and financing statements pertaining to the LLC's assets or obligations. No person dealing with the President or any other Officer need inquire into the validity or propriety of any document or instrument executed in the name of the Company by the President or other Officer, or as to the authority of the President or other Officer in executing the same.

                     (vii)  The Management Committee has appointed the following persons as the initial Officers: Kurt Tella, President; David Weiss Vice President; Richard Bailey, Secretary; Peter Meier, Assistant Secretary; and Glenn Simpson, Treasurer.

           (d)     No Member shall be deemed to be a representative, an agent or an employee of any other Member, nor, unless otherwise expressly specified herein, shall any Member have any authority or right to assume or create any obligation of any kind or nature, express or implied, on behalf of, or in the name of any other Member, nor bind any other Member in any respect, without the prior written consent of such other Member.

          2.        The registered office of the LLC in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, DE 19808, or such other office (which need not be a place of business of the LLC) as the Members may designate from time to time in the manner provided by law. The registered agent of the LLC in the Sate of Delaware shall be Corporation Service Company or such other persons as the Members may designate from time to time in the manner provided by law. The principal offices of the LLC in the United States shall be 80 Schoolhouse Road, Chestnut Ridge, NY 10977 for Project development and implementation and 1300 North 17th Street, 16th Floor, Arlington, VA 22209 for finance and accounting, or such other place(s) as the Members may designate from time to time.

          3.         Purpose; Condition to Obligations. The purposes of the LLC shall be to develop, construct, own and/or operate the Project in response to the Con Edison RFP, such other similar facilities as may hereafter be agreed upon by the parties, and to undertake and perform such other lawful acts and activities as limited liability companies may engage in pursuant to the Act. Notwithstanding anything to the contrary herein, no Member nor the LW shall have any liability or obligation to proceed with the Project or any other undertaking under this Agreement until such time as (a) the LLC has entered into a Demand Side Management Agreement with Con Edison on terms and conditions reasonably acceptable to both Members, and (b) both Members have determined that the economics of the Project, including the related site host arrangements, are satisfactory and achieve their respective objectives.

4. Capital Contributions: Capital Accounts: and Liability of Members.
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           (a)     Capital contributions may be made by any Member if agreed to by all the Members in writing and, ii so made, shall be reflected on Schedule A hereto. Additional capital contributions may be made by any Member if agreed to by all the Members and shall be reflected on an amendment to Schedule A hereto.

           (b)     Except as otherwise provided in this Section 4, no Member shall be obligated or permitted to contribute any additional capital to the LLC. No interest shall accrue on any contributions to the capital of the LLC, and no Member shall have the right to withdraw or to be repaid any capital contributed by it or to receive any other payment in respect of its interest in the LLC, including, without limitation, as a result of the withdrawal or resignation of such Member from the LLC, except as specifically provided in this Agreement.

           (c)     A separate capital account (a "Capital Account") shall be established for each Member, and shall be maintained in accordance with applicable regulations under the Internal Revenue Code of 1986, as amended (the "Code"). To the extent consistent with such regulations, there shall be credited to each Member's capital account the amount of any contribution of capital made by such Member to the LLC plus such Member's share of the net profits of the LLC (including income and gain exempt from tax), and there shall be charged against each Member's capital account the amount of all distributions to such Member plus such Member's share of the net losses of the LLC (including allocations of LLC expenditures described in Code Section 705(a)(2)(B)).

           (d)     The liability of the Members for the losses, debts and obligations of the LLC shall be limited to their capital contributions. No Member, in his, her or its capacity as a Member, shall have any liability to restore any negative balance in his, her, or its Capital Account. In no event shall any Member, in his, her, or its capacity as a Member, be personally liable for any liabilities or obligations of the LLC.

(e) All assets of the LLC are property of the LLC and no Member shall have severable rights or interests in such property except by agreement of all of the Members.

          5.        Return of Contributions. The contribution of each Member is to be returned to such Member only upon the termination and liquidation of the LLC, but contributions may be returned prior to such time if agreed upon by all Members.

6. Share of Profits and Other Items.

           (a)     The net profits, net losses, net cash flow and net proceeds of any sales or refinancing of any property of the LLC or upon liquidation of the LLC shall be allocated among the Members according to the percentage interests of each Member as set forth on Schedule A unless specifically modified therein. Subject to the foregoing, distributions to the Members shall be made at such times and in such amounts as the Members unanimously shall agree.

           (b)     For tax purposes, all items of depreciation, gain, loss, deduction or credit shall be determined in accordance with the Code, and except to the extent otherwise required by the  Code,  allocated to  and  among  the  Members the  same percentages in

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which the Members share in net profits and net losses unless specifically modified in Schedule A.

          7.        Transfers of a Member's Interest. No Member may sell, assign, give, pledge, hypothecate, encumber or otherwise transfer, including, without limitation, any assignment or transfer by operation of law or by order of court, such Member's interest in the LLC or any part thereof, without the unanimous written consent of all of the Members (excluding the Member transferring its interest), which consent shall be within each Member's sole discretion, and any purported assignment without such consent shall be null and void and of no effect whatsoever.

          8.        Admission of Additional Members. No person or entity, including any transferee or holder by operation of law or the interest of a Member, may be admitted to the LLC as a Member, except with the consent of all the Members in their sole discretion.

9. Priorities. No Member shall have any rights or priority over any other Members as to contributions or as to distributions or compensation by way of income.

          10.      Dissolution of LLC. The LLC shall terminate upon the first to occur of the events described in Section 18-801 of the Act. The Members may continue the business of the LLC upon the occurrence of any event that constitutes an event of dissolution of the LLC under the Act by electing to do so within 90 days after the occurrence of any such event. Any such election shall be made by the Members (excluding the Member that caused the event of dissolution) in accordance with Section 1 (b) of this Agreement. In the event of such termination, the LLC shall be dissolved and wound-up and its assets shall be liquidated and distributed in the following order of priority: (i) to pay or make provision for the payment of liabilities owed to creditors and (ii) distributed to the Members in proportion to their positive Capital Account balances.

          11.      Termination of Membership; Return of Capital. No Member may terminate his, her or its membership in the LLC or have any right to distributions respecting his, her or its membership interest (upon withdrawal or resignation of the LLC or otherwise) except as expressly set forth herein. No Member shall have the right to demand or receive property other than cash in return for such Member's contribution.

12. Books and Records; Bank Accounts.

          (a)       The Members shall cause the LLC to keep just and true books of account with respect to the operations of the LLC Such books shall be maintained at the principal place of business of the LLC, or at such other place as the Members shall determine, and all Members and their duly authorized representatives shall at all reasonable times have access to such books.

          (b)        Such books shall be kept in accordance with generally accepted accounting principles and shall have a December 31 fiscal year end. An income statement and balance sheet shall be prepared monthly and provided to Members no later  than  20  days  from  the  end  of  the  prior  month.   Audited  financial  statements

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including footnotes shall be provided to the Members within 60 days of the fiscal year end. The audit shall be performed by a nationally recognized firm agreed upon by the Members at the expense of the LLC.

          (c)       Bank Accounts. The LLC shall maintain appropriate accounts at one or more financial institutions approved by the Members Committee for all funds of the LLC. Such accounts shall be used solely on the business of the LLC. Withdrawals or transfers from such accounts shall be made only upon the approval of those persons authorized in writing by the Members.

          (d)       PES shall be the "tax matters partner" of the LLC for purposes of the Code. Unless otherwise required by the Code, or Treasury Regulations, the "tax matters partner" of the LLC shall act (or refrain from acting) on behalf of the LLC in accordance with the directions of the Members, and shall make no election, declaration or statement, settle or compromise any audit matter or dispute, or execute or file any tax return, tax filing or other document on behalf of the LLC without the prior approval of the Members.

          (e)       The parties agree that the LLC shall pay to PES the sum of $2500.00 on the last business day of each year beginning in the year 2002 (or such other amounts as hereafter may be agreed upon by the Members) as fair and reasonable compensation for acting as the "tax matters partners" and assisting the LLC in preparing and maintaining its books of account and its monthly and annual financial statements.

13. Indemnity; Other Business.

          (a)       Subject to paragraph (c) below, the LLC shall indemnify, defend and hold harmless any natural person, corporation, limited liability company, general partnership, limited liability partnership, venture, trust, business trust, estate or other entity (a "Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or on behalf of a Member), by reason of the fact that he is or was a member, manager, employee or officer of the LLC, or is or was an officer of the LLC serving at the request of the LLC as a manger, director, officer, employee or agent of another entity against expenses (including reasonable attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the LLC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgement, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the LLC, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) Subject to paragraph (c) below, the LLC shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or
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completed action, suit or proceeding by or on behalf of a Member to procure a judgement in its favor by reason of the fact that he is or was a member, manager, employee or officer of the LLC, or is or was an officer of the LLC serving at the request of the LLC as a manager, director, officer, employee or agent of another entity against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the LLC; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          (c)       Any indemnification under this Section 13 (unless ordered by a court) shall be made by the LLC only as authorized in the specific case upon a determination that indemnification of the member, manager, employee or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) or (b) above. Such determination shall be made (i) by a majority vote of the disinterested Members on the Members' Committee, or (ii) if the Members' Committee so directs, by independent legal counsel in a written opinion. Notwithstanding the foregoing, to the extent, however, that a representative or officer of the LLC has been successful on the merits or otherwise in defense of any action, suit or processing described above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

          (d)       For purposes of any determination under this Section 13, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the LLC, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the LLC or another enterprise, or on information supplied to him by the officers of the LLC or another enterprise or on information or records given or reports made to the LLC or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the LLC or another enterprise. The term "another enterprise" as used in this paragraph (d) shall mean any entity which such person is or was serving at the request of the LLC.

          (e)       Notwithstanding the foregoing, any member, manager, employee or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under paragraphs (a) and (b) above by reason of the fact that he has met the applicable standard of conduct. II successful, in whole or in part, the representative or officer seeking indemnification shall also be entitled to be paid the expenses of prosecuting such application.

          (f)       Expenses incurred by a member, manager, employee or officer in defending or investigating a threatened or pending action, suit, or proceeding shall be paid  by  the   LLC  in  advance  of   the  final  disposition  thereof  upon  receipt  of  an

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undertaking to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the LLC as authorized in this Section 13.

          (g)       The indemnification and advancement of expenses in this Section 13 shall not be deemed exclusive of any other rights that may apply, it being the policy of the LLC that indemnification of the persons specified in the paragraphs (a) and (b) above shall be made to the fullest extent permitted by law. The provisions of this Section 13 shall not preclude the indemnification of any person who is not specified herein but whom the LLC has the power or obligation to indemnify under the Act, or otherwise.

          (h)       The LLC may purchase and maintain insurance on behalf of the persons specified in paragraph (a) above against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the LW would have the power or the obligation to indemnify them under this Section 13.

          (i)       The indemnification and advancement of expenses provided by this Section 13 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a member, manager, employee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (j)       Except for proceedings to enforce rights to indemnification (which shall be governed by paragraph (e) above), the LW shall not be obligated to indemnify any representative or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by all the Members.

14. Services by Members.

          (a)       CRM, either directly or through an affiliate or a designated party, in each case as reasonably agreed to by the LLC (a "CRM Entity"), shall provide the following services to the LLC: marketing, design, engineering, construction and maintenance for the Project. The CRM Entity will be compensated for its services at cost (including overhead) based upon the rates and budget reasonably agreed to by the LLC prior to the provision of services. The CRM Entity shall provide these services in accordance with a written agreement to be entered into between the CRM Entity and the LLC containing arms-length terms and conditions reasonably acceptable to the LLC and the CRM Entity, and the LLC shall have all of the rights and remedies typically afforded an owner or customer. Each CRM Entity shall be responsible for carrying insurance customary for the services being performed.

          (b)       PES, either directly or through an affiliate or a designated party, in each case as reasonably agreed to by the LLC (a 'PES Entity"), shall provide or cause to be provided a corporate guaranty or other appropriate credit support as may be required for the Project ("Project Credit Support").   A PES Entity shall provide short-term financing, not to exceed 20% of the Project component being financed and for a term not to exceed six months for each financing ("Short Term Project Financing"). Project Credit Support and Short  Term Project  Financing will   be provided at  cost (including

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overhead) based upon the rates and budget reasonably agreed to by the LLC prior to the provision of services. The PES Entity shall provide these services in accordance with a written agreement to be entered into between the PES Entity and the LLC containing arms-length terms and conditions reasonably acceptable to the LLC and the PES Entity (including, without limitation, appropriate credit review and collateral), and the LLC shall have all of the rights and remedies typically afforded an owner or customer. Each PES Entity shall be responsible for carrying insurance customary for the services being performed.

          (c)       A PES Entity shall also be entitled to provide demand side management services to the LLC (other than distributed generation installation and chiller replacement which will be performed by a CRM Entity). The PES Entity will be compensated for its services at cost (including overhead) based upon the rates and budget reasonably agreed to by the LLC prior to the provision of services. The PES Entity shall provide these services in accordance with a written agreement to be entered into between the PES Entity and the LLC containing arms-length terms and conditions reasonably acceptable to the LLC and the PES Entity, and the LLC shall have all of the rights and remedies typically afforded an owner or customer. Each PES Entity shall be responsible for carrying insurance customary for the services being performed.

          (d)       Neither Member nor any of its affiliates shall compete with the LLC with respect to a Project. Nothing herein shall prohibit either Member or any of its affiliates from marketing or selling electricity, natural gas or other energy commodity-related products or services, whether to the Project customers or otherwise.

          15.          Compensation to Members. In addition to services that may be provided pursuant to Section 12 and Section 14 above, Members shall provide such management, supervisory and administrative services for the LLC as the Members may reasonably agree. Members shall be compensated for time and expenses for services provided by their employees for the benefit of the LLC at cost (including overhead) based upon the rates and budget reasonably agreed to by the LLC prior to the provision of services.

16. Miscellaneous.
(a) Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of all the Members.

          (b)       All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. This Agreement and the rights and obligations of the parties hereto may not be assigned by any of the parties hereto without the prior written consent of the other parties.

          (c)       This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

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(d) The descriptive headings of this Agreement are inserted for convenience only and do not constitute a. part of this Agreement.
(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles.

          (f)       All notices, requests or other communications hereunder shall be deemed duly delivered, given or made to or upon any party hereto ii in writing and delivered by hand against receipt, or by certified or registered mail, postage prepaid, return receipt requested, or to a courier who guarantees next business day delivery or sent by facsimile (with confirmation), to any such party at its address set forth below or to such other addresses as such party may at any time, or from time to time, direct by notice given accordance with this Paragraph 14(f).

(i) If to PES: Glenn Simpson Pepco Energy Services, Inc. 1300 North 17th Street, 16th Floor Arlington, VA. 22209 Fax: 703-253-1698
With a copy to General Counsel, Pepco Energy Services, Inc., at the same address and fax number.
(ii) If to CRM:
Kurt Tella, CRM International, Inc. 80 Red Schoolhouse Road Chestnut Ridge, NY 10977 Fax: 845-356-2260

The date of delivery of any such notice, request or other communication shall be the earlier of (i) the dates of actual receipt or (ii) three business days after such notice, request or other communication is sent if sent by certified or registered mail with return receipt requested (iii) if sent by courier who guarantees next business day delivery the business day next following the day such notice, request, or other communication is actually delivered to courier or (iv) the day of confirmation of receipt if by facsimile.

          (g)       This Agreement has been negotiated and prepared by each of PES and CRM, and if any provision of this Agreement requires judicial interpretation, the court interpreting or construing the provision shall not apply the rule of construction that a document is to be construed more strictly against the party who prepared the documents.

          (h)       The terms of this Agreement and any information related to the Project shall be deemed to be confidential. Neither the LLC nor any Member shall disclose confidential information except as required by applicable law or the requirements of a

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permit or any agreement with Con Edison or a site host or with the approval of both Members. Press releases shall require the review and approval of both Members, not to be unreasonably withheld.
IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first set forth above.
PEPCO ENERGY SERVICES, INC. By: E. R. MAYBERRY Name: E.R. Mayberry Title: President and CEO
PEPCO ENERGY SERVICES, INC. By: K. TELLA. Name: Kurt M. Tella Title: Chief Executive Officer
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SCHEDULE A TO DISTRIBUTED GENERATION PARTNERS, LLC OPERATING AGREEMENT
Date: September 19, 2003
MEMBERS
NAMES OF MEMBERS	CUMULATIVE CAPITAL CONTRIBUTION	PERCENTAGE OF INTEREST
Pepco Energy Services, Inc.	$51	51%
CRM International, Inc.	$49	49%
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